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                                                                    EXHIBIT 23.1



                                             333 Earle Ovington Blvd., Suite 102
[LOGO] SCARANO & LIPTON, P.C.                Mitchel Field, New York  11553-3656
Certified Public Accountants & Consultants   516-222-9393 - Fax: 516-228-9396
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                                             MEMBER OF THE SEC PRACTICE SECTION,
                                                    AICPA DIVISION FOR CPA FIRMS






April 1, 1997





Thrift Management Inc.
3141 West Hallandale Beach Blvd.
Hallandale, Florida  33009


We hereby consent to the use of our name "as experts," in the "Summary Consolidated Financial Information" section and the use of our opinion dated February 17, 1997, to be included in the Post-Effective Amendment No. 1 to Form SB-2 Registration Statement being filed for Thrift Management Inc.


Very truly yours,


/s/ Scarano & Lipton, P.C.
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Scarano & Lipton, P.C.